Exhibit 5.1

April 8, 2022

American Noble Gas Inc

15612 College Blvd

Lenexa, KS 66219

Ladies and Gentlemen:

We have acted as special counsel to American Noble Gas Inc, a Nevada corporation (the “Registrant”), in connection with its filing of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-258066) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of the Registration Statement on Form S-1 (Registration No. 333-258066), previously filed by Infinity Energy Resources, Inc., a Delaware corporation (the “Predecessor Registrant”), with the SEC (the “Original Registration Statement” and, after giving effect to the Amendment, the “Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Registrant, as the successor registrant to the Predecessor Registrant, expressly to adopt the Original Registration Statement as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Registrant is the successor to the Predecessor Registrant as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Registrant, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Registrant being the surviving corporation in the Merger, on December 7, 2021, pursuant to the Agreement and Plan of Merger, dated as of December 7, 2021, between the Predecessor Registrant and the Registrant (the “Merger Agreement”). The Merger was consummated by the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”) and articles of merger with the Secretary of State of the State of Nevada (the “Nevada Articles of Merger”) on December 7, 2021, the effective time of the Merger (the “Effective Time”).

For the purposes of this opinion, unless the context otherwise requires, (i) references to the “Company” mean the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and the Registrant and its subsidiaries with respect to the period on and after the Effective Time; and (ii) references to “Common Stock” and “Preferred Stock” mean (A) as of any period prior to the Effective Time, the Predecessor Registrant’s common stock, par value, $0.0001 per share and the Predecessor Registrant’s Series A Convertible Preferred Stock, par value $0.0001 per share, respectively, and (B) as of any period at and after the Effective Time, the Registrant’s common stock, par value, $0.0001 per share and the Registrant’s Series A Convertible Preferred Stock, par value $0.0001 per share, respectively.

The Registration Statement relates to the proposed resale from time to time by the Selling Stockholders (as defined below) of an aggregate of 18,972,834 shares of Common Stock, consisting of (i) an aggregate of up to 11,789,404 shares of Common Stock (the “Warrant Shares”) issuable upon full exercise of (x) common stock purchase warrants (collectively, the “Purchase Warrants”) issued by the Company in private placement transactions in August 2020 and March 2021, each pursuant to securities purchase agreements, dated as of August 19, 2020 and March 16, 2021, respectively, by and between the Company and certain of the Selling Stockholders (each, a “Purchase Agreement”, and collectively, the “Purchase Agreements”) and (y) common stock purchase warrants (the “Settlement Warrants”, and collectively with the Purchase Warrants, the “Warrants”) issued by the Company in a private placement transaction in March 2021, pursuant to debt settlement agreements, dated as of March 31, 2021, by and between the Company and certain of the Selling Stockholders (the “Debt Settlement Agreements”, and together with the Purchase Agreements, the “Agreements”), (ii) 7,117,500 shares of Common Stock (the “Preferred Conversion Shares”) issuable upon full conversion of or payment made on 22,776 shares of Preferred Stock, issued by the Company to certain of the Selling Stockholders pursuant to the March 16, 2021 Purchase Agreement and (iii) up to 65,930 shares of Common Stock (the “Note Conversion Shares”, and together with the Preferred Conversion Shares and the Warrant Shares, the “Shares”) issuable upon full conversion of 3% unsecured convertible promissory notes (the “Notes”), including accruable interest, issued by the Company to the Selling Stockholders, who are party to the Debt Settlement Agreements. The shares of Preferred Stock, Preferred Conversion Shares, the Warrants, the Warrant Shares, the Notes and the Note Conversion Shares are collectively referred to herein as the “Securities.” The holders of the Securities are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement and all amendments thereto, including the exhibits filed therewith, (ii) the Agreements and all exhibits and schedules attached thereto, (iii) the Warrants, (iv) the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock, as amended (the “Certificate of Designation”), (v) the Notes, (vi) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (vii) the Merger Agreement, (viii) the Articles of Incorporation and Bylaws of the Company, each as, corrected, restated and/or amended to date, (ix) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Nevada on November 23, 2021, (x) the Delaware Certificate of Merger and the Nevada Articles of Merger, and (xi) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

For purposes of our opinion, we have also examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (the “NRS”). Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholders. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York, the DGCL and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Securities have been duly authorized for issuance by the Company, and (ii) provided that the Warrants, shares of Preferred Stock and Notes have been duly executed and delivered by the Company to the applicable Selling Stockholders against payment therefor pursuant to the Purchase Agreements, Debt Settlement Agreements and the Certificate of Designation, as applicable, (x) the Note Conversion Shares, when issued upon conversion of the Notes in accordance therewith, will be validly issued, fully paid and non-assessable shares of Common Stock, (y) the Preferred Conversion shares, when issued upon conversion of the shares of Preferred Stock in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable shares of Common Stock, and (z) the Warrant Shares, when issued upon exercise of the Warrants upon payment to the Company of the required consideration in accordance therewith, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Amendment and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP